As filed with the Securities and Exchange Commission on December 21, 2005
Registration No. 333-121276

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SAPPI LIMITED
(Exact name of registrant as specified in its charter)

Republic of South Africa (State or other jurisdiction of incorporation or organization)	NONE (I.R.S. Employer Identification No.)

48 Ameshoff Street
Braamfontein,
Johannesburg 2001
Republic of South Africa
(Address of Principal Executive Offices) (Zip Code)

The Sappi Limited Share Incentive Scheme
(Full title of the plan)

Sarah Manchester, Esq.
Sappi Fine Paper North America
225 Franklin Street
Boston, Massachusetts 02110
(Name and address of agent for service)
(617) 423-7300
(Telephone number, including area code, of agent for service)

Copies to:
Paul Michalski, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

EXPLANATORY NOTE

Sappi Limited (the “Company”) is filing this post-effective amendment to amend the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (“SEC”) on December 15, 2004 (Registration No. 333-121276) pursuant to Rules 462 and 464 under the Securities Act of 1933, as amended, solely for the purpose of updating Exhibit 23.2, Consent of Deloitte & Touche.

Item 8. Exhibits.

Exhibit Number	Description
4.1**	Second Deed of Amendment to The Sappi Limited Share Incentive Scheme between Sappi Limited and David Charles Brink and Thomas Louw de Beer.
4.2**	Third Deed of Amendment to the Sappi Limited Share Incentive Scheme between Sappi Limited and David Charles Brink and Meyer Feldberg.
4.3**	Resolution Passed by the Directors of Sappi Limited Regarding Conditions of Employment.
4.4**	Resolution Passed by the Members of the Human Resources Committee of Sappi Limited Regarding Vesting Periods.
5**	Opinion of Werksmans Inc. as to the legality of the Ordinary Shares.
23.1**	Consent of Werksmans Inc. (included in Exhibit 5).
23.2*	Consent of Deloitte & Touche.
24**	Powers of Attorney.

* Filed herewith

** Previously filed

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on December 21, 2005.

SAPPI LIMITED
By
/s/ Donald Gert Wilson
Name: Donald Gert Wilson Title: Executive Director – Finance
Date: December 21, 2005

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2005
Jonathan Leslie

/s/ Donald Gert Wilson	Executive Director – Finance and Director (Principal Financial Officer and Principal Accounting Officer)	December 21, 2005
Donald Gert Wilson

*	Chairman of the Board of Directors	December 21, 2005
Eugene van As

*	Director	December 21, 2005
David Charles Brink

*	Director	December 21, 2005
Meyer Feldberg

*	Director	December 21, 2005
James Edward Healy

*		Director	December 21, 2005
John Leonard Job

*		Director	December 21, 2005
Klaas de Kluis

*		Director	December 21, 2005
Deenadayalen Konar

*		Director	December 21, 2005
Helmut Mamsch

*		Director	December 21, 2005
Wolfgang Pfarl

*		Director	December 21, 2005
Bridgette Radebe

*		Director	December 21, 2005
Franklin Abraham Sonn

*		Authorized Representative in the United States	December 21, 2005
Sarah Manchester

*By:	/s/ Donald Gert Wilson
Donald Gert Wilson
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
4.1**	Second Deed of Amendment to The Sappi Limited Share Incentive Scheme between Sappi Limited and David Charles Brink and Thomas Louw de Beer.
4.2**	Third Deed of Amendment to the Sappi Limited Share Incentive Scheme between Sappi Limited and David Charles Brink and Meyer Feldberg.
4.3**	Resolution Passed by the Directors of Sappi Limited Regarding Conditions of Employment.
4.4**	Resolution Passed by the Members of the Human Resources Committee of Sappi Limited Regarding Vesting Periods.
5**	Opinion of Werksmans Inc. as to the legality of the Ordinary Shares.
23.1**	Consent of Werksmans Inc. (included in Exhibit 5).
23.2*	Consent of Deloitte & Touche.
24**	Powers of Attorney.

* Filed herewith

** Previously filed

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement No. 333-121300 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-121276 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-11304 on Form S-8 of our report dated December 20, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of AC 501: “Accounting for Secondary Tax on Companies (STC)” and which draws attention to the differences between accounting principles generally accepted in South Africa and accounting principles generally accepted in the United States of America, described in Note 42 which has been restated) relating to the financial statements and financial statement schedules of Sappi Limited, appearing in the Annual Report on Form 20-F of Sappi Limited for the year ended September 2005.

/s/ Deloite & Touche

DELOITTE & TOUCHE
Registered Accountants and Auditors
Chartered Accountants
Johannesburg, South Africa
December 21, 2005